Exhibit 10.2

Fresh2 Group Limited

650 5TH AVE, STE 2416

NEW YORK, NY 10019-6108, United States

March 27, 2024

JAK Opportunities V LLC

17 State Street, 2100

New York, New York 10004

Re: Warrant

Dear Sirs and Madams:

Reference is made to that certain (i) Series C Warrant, dated September 25, 2023, (ii) Series D Warrant, dated September 25, 2023, (iii) Series C Warrant, dated December 6, 2023, and (iv) Series D Warrant, dated December 6, 2023 (each a “Warrant” and collectively the “Warrants”) issued by Fresh2 Group Limited, a company organized under the laws of the British Virgin Islands, (the “Company”) to JAK OPPORTUNITIES V LLC (the “Buyer”). Each of the parties named above may be referred to herein as a “Party” and collectively as the “Parties.”

Upon execution of this letter agreement, the Parties acknowledge and agree that the aggregate Exercise Price upon any exercise of the Warrants for Ordinary Shares shall be appropriately calculated for payment of any exercise thereunder as the quotient obtained by dividing (x) the aggregate Exercise Price for such exercise, by (y) twenty (20).

Each Warrant and this letter agreement shall be read together and shall have the same effect as if such Warrant and this letter agreement were contained in one document. Except as expressly modified by this letter agreement, the terms and obligations of the Warrants and the Transaction Documents remain unchanged and the Warrants and Transaction Documents shall continue in full force and effect.

This letter agreement shall be governed by, construed, and enforced in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

If you are in agreement with the foregoing, please have this letter agreement executed by your authorized representative and return a copy to the undersigned.

Very Truly Yours,

Fresh2 Group Limited

By:	/s/ Haohan Xu
Name:	Haohan Xu
Title:	CEO

Confirmed and Agreed to:

JAK Opportunities V LLC

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member